SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                    FORM 8-K


                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



        Date of report (Date of earliest event reported): April 23, 1998


                              TAUBMAN CENTERS, INC.
             (Exact Name of Registrant as Specified in its Charter)


              MICHIGAN                   1-11530              38-2033632
    (State or Other Jurisdiction       (Commission         (I.R.S Employer
          of Incorporation)            File Number)     Identification Number)


    200 East Long Lake Road, Suite 300, Bloomfield Hills, Michigan 48303-0200
    (Address of Principal Executive Office)                        (Zip Code)


       Registrant's Telephone Number, Including Area Code: (248) 258-6800



                                      None
          (Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other matters.

    (a) On April 23, 1998 the Registrant priced an offering of 2,021,611 shares of its Common Stock pursuant to the terms of an underwriting agreement of that date between the Registrant and Merrill Lynch & Co., which is being filed as an exhibit to this Current Report.

    (b) The following is the text of a press release issued by the Registrant on April 27, 1998.








CONTACT:    Christopher J. Tennyson                    FOR IMMEDIATE RELEASE
            (248) 258-7519                                    April 27, 1998
            Barbara K. Baker
            (248) 258-7367
            www.taubman.com







TAUBMAN CENTERS ISSUES FIRST QUARTER RESULTS
FFO Per Share Up 8 Percent, Development Progress Continues

      BLOOMFIELD HILLS, Mich., April 27 -- Taubman Centers, Inc. (NYSE:TCO) today issued its financial results for the quarter ended March 31, 1998.

      Taubman Centers, Inc., a real estate investment trust, is the managing general partner of The Taubman Realty Group Limited Partnership (TRG), which owns, develops, acquires and operates regional shopping centers nationally.

      For the quarter ended March 31, 1998, diluted Funds from Operations (FFO) per share for Taubman Centers increased 8.0 percent to $0.27 compared to $0.25 per share in the first quarter of 1997. As of March 31, 1998, there were 50.8 million Taubman Centers shares outstanding.

      TRG's EBITDA for the first quarter of 1998 was $73.3 million, a 21.6 percent increase from 1997's comparable period. "Our 1997 openings of The Mall at Tuttle Crossing (Columbus, Ohio), Arizona Mills (Tempe, Arizona), and expansion of Westfarms (West Hartford, Connecticut) all contributed significantly to our EBITDA growth during the quarter. In addition, last year's acquisitions of The Falls (Miami, Florida) and Regency Square (Richmond, Virginia) favorably impacted our growth," said Robert S. Taubman, president and chief executive officer.


                                     (more)

Taubman Centers/2

Growth from Development

      "1998 is an important year for our development program, as our pipeline of new projects continues to strengthen. This fall we will open Michigan's first value regional mall, Great Lakes Crossing, in Auburn Hills, Michigan. The 17 anchor stores we've announced for this 1.4 million square foot center include Bass Pro Outdoor World, Neiman Marcus Last Call, Off 5th -- Saks Fifth Avenue Outlet, JCPenney Outlet Store, a 25-screen Star Theatre megaplex, Wolfgang Puck Cafe, GameWorks, Rainforest Cafe, Group USA, and Oshman's Supersports USA. We're very pleased with the leasing progress and are on schedule for our November 12 grand opening," said Mr. Taubman.

      "In March we announced the first 50 mall tenants who will be joining Nordstrom and Dillard's at MacArthur Center in Norfolk, Virginia. Over 30 of these merchants are new to the market, including Restoration Hardware, Cache, Esprit, Enzo Angiolino, Learningsmith, Crabtree & Evelyn, and L'Occitane. Here too, we are on schedule for the center's grand opening on March 17, 1999.

      "Also in March we announced the first anchor tenants for our International Plaza project in Tampa, Florida. Nordstrom and Lord & Taylor, both new to the market, address the need for distinctive, upscale merchandise in the affluent and growing west Florida region. Our site is immediately adjacent to Tampa International Airport, which serves over 13 million people annually, and central to the more than one million residents who live within a 15-mile radius. With these first two commitments in hand, we have started our final design and engineering work and plan to begin construction later this year. That will put us on schedule for a fall 2001 opening.

      "And, of course, across the state in western Palm Beach County, we are developing Wellington Green. With commitments from Burdines, Dillard's, and JCPenney in hand, we are on track for a 2001 opening.

      "Today in Dallas we announced the commitments of three additional anchor stores for our center in Plano, Texas. Dillard's, Foley's and Lord & Taylor will be joining previously announced Neiman Marcus at this powerful center located in the heart of the attractive North Dallas market. We expect to begin construction this year for a fall 2001 grand opening.


                                     (more)

Taubman Centers/3

      "And earlier this month we began development of a value regional mall in the Philadelphia market. Our site is in Chester County, west of the city, just off the Downingtown exit of the Pennsylvania Turnpike. This is an ideal location, central to the state's fastest growing region. We're currently working with the township and securing anchor commitments for this center, which we are targeting for a 2000 opening."

Occupancy, Sales per Square Foot, and Rents Increase

      Average occupancy for the first quarter of 1998 was 88.5 percent, a 2.0 percent increase from the 86.5 percent reported during the first quarter of 1997. "We are pleased with this strong occupancy achievement," said Mr. Taubman. "In addition, our leased space statistic of 91.3 percent, an increase of 2.6 percent from March 31, 1997, bodes well for occupancy during 1998." Mall tenant sales were $740.1 million versus $600.7 million during the comparable period last year, while mall tenant sales per square foot increased 2.2 percent.

      For the twelve months ended March 31, 1998, average rent per square foot for stores in the TRG centers owned and operating at least five years was $38.88, up 1.6 percent from $38.25 for the twelve months ended March 31, 1997.

Participation in Cohen & Steers Unit Investment Trust

      Taubman Centers was one of 27 real estate investment trusts who are selling shares to the Equity Investor Fund Cohen & Steers Realty Major Portfolio Unit Investment Trust, a UIT sponsored by Merrill Lynch. The approximately 2.0 million Taubman Centers shares were priced at the closing price on April 23, 1998 of $13-3/16 per share, before deducting the underwriting commission and expenses of the offering. The offering to the UIT is being made under the company's shelf registration statement. Net proceeds of approximately $25 million will be used for general partnership purposes.

      "We are delighted to be asked by Cohen & Steers to be included in this UIT," said Lisa A. Payne, Taubman Centers executive vice president and chief financial officer. "This is an excellent opportunity to widen the distribution of our stock."

      Taubman Centers' portfolio includes 25 urban and suburban regional and super regional shopping centers in 12 states. The company is headquartered in Bloomfield Hills, Michigan.


                                    #  #  #

Taubman Centers/4

                                                    Three months ended
TAUBMAN CENTERS, INC. (TCO)                              March 31
---------------------------                         ------------------
                                                    1998          1997
                                                    ----          ----
                                                 (in thousands of dollars,
                                                  except as indicated)


Funds from Operations (1)                           13,903      12,981
Funds from Operations per common share: (1)
  Diluted                                             0.27        0.25
  Basic                                               0.27        0.26
Income from Series A Preferred Equity in TRG (2)     4,150          --
Equity in TRG's income before extraordinary
  item allocable to unitholders (2)                  5,287       6,606
Other (net)                                           (171)       (181)
Income before extraordinary item                     9,266       6,425
Equity in TRG's extraordinary item (3)                (366)         --
Net income                                           8,900       6,425
Preferred dividends (2)                             (4,150)         --
Net income available to common shareowners           4,750       6,425
Income before extraordinary item per
  common share - basic and diluted                    0.10        0.13
Net income per common share -
  basic and diluted                                   0.09        0.13
Weighted average number of
  common shares outstanding                     50,773,099  50,720,358
Common shares outstanding at end of period      50,828,785  50,720,358

Ownership percentage of TRG at end of period         38.43%      36.68%


THE TAUBMAN REALTY GROUP LIMITED                   Three months ended
PARTNERSHIP (TRG)                                       March 31
--------------------------------                   ------------------
                                                   1998          1997
                                                   ----          ----
                                                (in thousands of dollars,
                                                 except as indicated)


Income before extraordinary item                   23,305       23,584
Extraordinary item (3)                               (957)          --
Net income                                         22,348       23,584
Preferred distributions to TCO (2)                 (4,150)          --
Net income allocable to unitholders                18,198       23,584
EBITDA (4)                                         73,264       60,272
Distributable Cash Flow (5)                        36,757       35,882
Weighted average units                        132,609,399  138,251,907
Units outstanding at end of period            132,254,411  138,251,907
Mall tenant sales                                 740,104      600,709
Mall tenant sales - comparable centers (6)        636,181      600,709
Average occupancy                                    88.5%        86.5%
Leased space at end of period (7)                    91.3%        88.7%
Mall tenant occupancy costs as a
   percentage of tenant sales (8)                    17.0%        18.0%
Number of shopping centers at end
   of period                                           25           21


                               Twelve months ended
                                     March 31
                               -------------------

Rent per square foot           1998(9)      1997(9)
                               ----         ----
   All mall tenants          $38.88       $38.25

Taubman Centers/5


Notes:

(1) Funds from Operations is calculated by adding TCO's beneficial interest in TRG's Distributable Cash Flow to TCO's other income, less TCO's operating expenses. TCO's other income less operating expenses is reported as "other
     (net)" in the table. Diluted FFO per share as calculated under FAS 128 was $0.24, $0.26, and $0.28 for the second, third, and fourth quarters of 1997. For the year ended December 31, 1997, diluted FFO per share was $1.04.

(2) Effective with its October 1997 acquisition of an 8.3% Series A Preferred Equity interest in TRG, TCO receives income and distributions (in the form of guaranteed payments) equal to the dividends payable on TCO's 8.3% Series A Preferred Stock. TCO continues to participate in the income allocable to TRG partnership unitholders to the extent of TCO's ownership in TRG, including adjustments arising from TCO's additional basis in TRG's net assets.

(3) Charge related to the extinguishment of debt, primarily consisting of a prepayment penalty.

(4) Defined as TRG's beneficial interest in the revenues, less operating costs before interest and depreciation and amortization of TRG's wholly and partially owned managed businesses.

(5) Defined as EBITDA less TRG's beneficial interest in interest expense, non-real estate depreciation and amortization, and preferred distributions. TRG's beneficial interest in debt, excluding capital lease obligations, at March 31, 1998 was $1.870 billion compared to $1.737 billion at December 31, 1997.

(6)  Includes centers that were owned and open for the entire reported periods.

(7) Leased space comprises both occupied space and space that is leased but not yet occupied.

(8) Mall tenant occupancy costs are defined as the sum of minimum rents, percentage rents and expense recoveries, excluding utilities.

(9)  Amounts include 18 centers owned and open for at least five years.

Taubman Centers/6


Reconciliation of TRG's Net Income to Funds from Operations

                                          Three months ended                                Three months ended
                                            March 31, 1998                                    March 31, 1997
                            -------------------------------------------      --------------------------------------------
                                               Unconsolidated                                Unconsolidated
                            Consolidated           Joint                     Consolidated        Joint
                              Businesses         Ventures(1)       Total       Businesses      Ventures(1)          Total
                              ----------         --------          -----       ----------      --------             -----
                                         (in thousands of dollars)                        (in thousands of dollars)


TRG's net income (2)                                              22,348                                           23,584
Extraordinary item                                                   957
Depreciation and
  amortization (3)                                                18,117                                           12,815
TRG's beneficial
  interest expense (3)                                            31,842                                           23,873
                                                                 -------                                          -------
EBITDA                            47,212           26,052         73,264           38,643        21,629            60,272
TRG's beneficial
  interest expense (3)           (22,637)          (9,205)       (31,842)         (17,284)       (6,589)          (23,873)
Non-real estate depreciation        (515)                           (515)            (517)                           (517)
Preferred distributions to TCO    (4,150)                         (4,150)
                                 -------          -------        -------          -------       -------           -------
Distributable Cash Flow           19,910           16,847         36,757           20,842        15,040            35,882
                                 =======          =======        =======          =======       =======           =======

TCO's share of
  Distributable Cash Flow                                         14,074                                           13,162
Other income/expenses, net                                          (171)                                            (181)
                                                                 -------                                         --------
Funds from Operations                                             13,903                                           12,981
                                                                 =======                                          =======


Notes:

(1) Amounts represent TRG's beneficial interest in the operations of its Unconsolidated Joint Ventures.
(2) Net income includes TRG's share of gains on peripheral land sales of $400 thousand and $65 thousand for the three months ended March 31, 1998 and 1997, respectively.
(3)  Amounts represent TRG's and TRG's beneficial interest in the Unconsolidated
     Joint Ventures' depreciation and amortization and interest expense.


Taubman Centers/7

Comparison of the Three Months Ended March 31, 1998 to the Three Months Ended March 31, 1997

  The following table sets forth operating results for entities that TRG controls by ownership or contractual agreement (the "Consolidated Businesses") and Taubman shopping centers owned through joint ventures with third parties that are not controlled ("Unconsolidated Joint Ventures") for the three months ended March 31, 1998 and 1997:


                                        Three Months Ended March 31, 1998              Three Months Ended March 31, 1997
                                   --------------------------------------------    --------------------------------------------
                                            TRG   UNCONSOLIDATED          TOTAL             TRG   UNCONSOLIDATED          TOTAL
                                   CONSOLIDATED            JOINT        MANAGED    CONSOLIDATED            JOINT        MANAGED
                                     BUSINESSES(1)      VENTURES(2)  BUSINESSES      BUSINESSES(1)      VENTURES(2)  BUSINESSES
                                   --------------------------------------------    --------------------------------------------
                                                                     (in millions of dollars)
REVENUES:
 Minimum rents                             49.9             44.2           94.1            40.8             37.6           78.5
 Percentage rents                           1.2              0.7            2.0             1.4              0.3            1.7
 Expense recoveries                        26.3             23.9           50.1            21.9             21.5           43.5
 Management, leasing and
   development                              1.8                             1.8             2.0                             2.0
 Other                                      5.1              3.3            8.4             3.9              1.2            5.1
                                          -----            -----          -----           -----            -----          -----
Total revenues                             84.3             72.1          156.4            70.0             60.7          130.7

OPERATING COSTS:
 Recoverable expenses                      22.1             20.3           42.4            18.0             18.3           36.3
 Other operating                            7.3              3.3           10.6             6.5              2.7            9.2
 Management, leasing and
   development                              1.1                             1.1             1.1                             1.1
 General and administrative                 6.6                             6.6             5.7                             5.7
 Interest expense                          22.6             17.2           39.9            17.3             12.5           29.8
 Depreciation and amortization             13.8              8.0           21.8            10.0              5.1           15.2
                                          -----            -----          -----           -----            -----          -----
Total operating costs                      73.5             48.8          122.3            58.7             38.6           97.2
Net results of Memorial City(1)            (0.1)                           (0.1)           (0.1)                           (0.1)
                                          -----            -----          -----           -----            -----          -----
                                           10.7             23.3           34.0            11.3             22.1           33.4
                                                           =====          =====                            =====          =====
Equity in income before extraordinary
 item of Unconsolidated Joint Ventures     12.6                                            12.3
                                          -----                                           -----
Income before extraordinary item           23.3                                            23.6
Extraordinary item                         (1.0)
                                          -----                                           -----
Net income                                 22.3                                            23.6
Preferred Distributions to TCO             (4.2)
                                          -----                                           -----
Net income available to unitholders        18.2                                            23.6
                                          =====                                           =====

SUPPLEMENTAL INFORMATION:
EBITDA contribution                        47.2             26.0           73.3            38.6             21.6           60.3
TRG's Beneficial Interest Expense         (22.6)            (9.2)         (31.8)          (17.3)            (6.6)         (23.9)
Non-real estate depreciation               (0.5)                           (0.5)           (0.5)                           (0.5)
Preferred Distributions to TCO             (4.2)                           (4.2)
                                          -----            -----          -----           -----            -----          -----
Distributable Cash Flow contribution       19.9             16.8           36.8            20.8             15.0           35.9
                                          =====            =====          =====           =====            =====          =====

(1)  The results of operations of Memorial City are presented net in this table.
     TRG expects that Memorial City's net operating  income will approximate the ground rent payable under the lease for the immediate future.
(2)  With the exception of the Supplemental Information,  amounts represent 100%
     of the  Unconsolidated  Joint  Ventures.  Amounts  are net of  intercompany profits.  The  Unconsolidated  Joint  Ventures are  accounted for under the equity method in TRG's Consolidated Financial Statements.
(3)  Amounts in the table may not add due to rounding.
(4)  Certain   1997  amounts   have  been   reclassified   to  conform  to  1998
     classifications.

Item 7(c).  EXHIBITS

  1  --  Underwriting Agreement, dated April 23, 1998, between Taubman  Centers,
         Inc. and Merrill Lynch & Co.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        TAUBMAN CENTERS, INC.


Date:  April 27, 1998                   By: /s/ Lisa A. Payne
                                            --------------------
                                        Lisa A. Payne
                                        Executive Vice President
                                        and Chief Financial Officer